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EXHIBIT 99.1                    PRESS RELEASE



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                      Greater Atlantic Financial Corp. LOGO




                        GREATER ATLANTIC FINANCIAL CORP.

10700 Parkridge Boulevard - Suite P50 - Reston, Virginia 20191 - (703) 391-1300
                                                          - Fax: (703) 391-1506


NEWS RELEASE

Date:        November 7, 2003

Contact:     David E. Ritter
             (703) 390-0344

                      GREATER ATLANTIC FINANCIAL RELEASES
                       FOURTH QUARTER AND YEAR END RESULTS

Reston, Virginia - November 7, 2003 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had net earnings for the three months ended September 30, 2003, of $1.0 million or $.26 per diluted share compared to net earnings of $434,000 or $.12 per diluted share for the three months ended September 30, 2002. For the fiscal year ended September 30, 2003, the Company had net earnings of $2.3 million or $.60 per diluted share, compared to a net earnings of $930,000 or $.31 per diluted share for the comparable period one year ago.

In commenting  on the results,  Carroll E. Amos,  President and Chief  Executive
Officer, stated "aided by an increase in loan originations and sales at the Bank's mortgage banking subsidiary, our earnings more than doubled from those achieved for the comparable periods one year ago. Continuing, Mr. Amos said "with the recent increases in interest rates and the outlook for interest rates going forward, we anticipate that loan origination and sales volume will decline during the quarter ending December 31, 2003, and that the earnings will be negatively impacted."

Mr. Amos noted that Greater Atlantic Bank continues to expand its commercial lending activities and, with a slowdown in originations at the mortgage banking subsidiary, funds otherwise intended for mortgage banking activities will be used to expand the Bank's loan and investment portfolios. He further noted that, with any further increase in interest rates, we would expect prepayments on loans and investments to decline, which should have a positive impact on future earnings. Mr. Amos stated that he "expected earnings for the next two quarters to be lower than the current quarter but that earnings should improve as the Bank increases its asset levels."


11/07/03                Greater Atlantic Financial Corp.             Page 1 of 7



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Mr.  Amos also noted that  earnings  were  reduced  during the  quarter as loans receivable, net, decreased by $9.2 million from the quarter ended June 30, 2003 as a result of repayments and prepayments of $1.7 million in the consumer loan portfolio and $12.5 million in the Bank's single-family loan portfolio. Noting that those reductions were offset in part by an increase of $5.2 million in the commercial lending portfolio, Mr. Amos said that, "the repayment of the higher yielding single family loans compressed the Bank's net interest margin and that compression was not offset by the higher margins on the commercial loan originations."

Mr. Amos continued by stating that "with the recent increase in interest rates, given the short duration of the Bank's investment portfolio and its existing interest rate swap and cap positions, the Bank is hedged against what we believe will be an even further increase in interest rates. While we expect earnings to come under pressure, due to declining loan origination and sales volumes at our mortgage-banking subsidiary, those interest rate hedges may increase in value, as they did during the quarter ended September 30, 2003. That could have a positive impact on book value per share and offset, at least in part, any decline in earnings per share."

Net interest income for the quarter ended September 30, 2003, amounted to $1.8 million, a decrease of $369,000 or 17 percent over the comparable period one year ago. That decrease was a direct result of a 30 basis point decrease in net interest margin from 1.73% for the three months ended September 30, 2002, to 1.43% for the current quarter. The prepayment of higher yielding interest-earning assets was the primary reason for the decline in net interest margin as the yield on interest earning assets declined by 72 basis points from 4.64% for the three months ended September 30, 2002 to 3.92% for the three months ended September 30, 2003. The decline in the yield on interest earnings assets was offset in part by a 47 basis point decrease in the cost of interest-bearing liabilities.

For the fiscal year ended September 30, 2003, net interest income amounted to $7.9 million, a decrease of $109,000 over the comparable 2002 period. The decrease during the fiscal year ended September 30, 2003, resulted primarily from a 24 basis point decrease in net interest margin, from 1.85% for the fiscal year ended September 30, 2002, to 1.61% for the fiscal year ended September 30, 2003, offset in part by an $59.8 million increase in the Bank's average interest earning assets. The prepayment of higher yielding interest-earning assets, was the primary reason for the decline in net interest margin.

Noninterest income for the three months ended September 30, 2003, increased 108 percent to $6.4 million from the $3.3 million earned for the three months ended September 30, 2002. The increase in the quarter was primarily attributable to a $3.4 million increase in gain on sale of loans by the Bank's mortgage banking subsidiary, Greater Atlantic Mortgage Corporation, as loan sales increased by 72 percent over the comparable period one year ago. That gain was coupled with an increase of $66,000 in service fees and charges on loans and deposits. Offsetting those improvements were a decrease in other income of $51,000, a reduction in gain on sale of investment securities of $48,000 and an increase in loss on sale of other real estate owned of $15,000 from the comparable period one year ago.

11/07/03                Greater Atlantic Financial Corp.             Page 2 of 7



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For the fiscal year ended  September 30, 2003,  noninterest  income  amounted to
$18.9 million, an increase of $9.2 million or 95 percent when compared to the fiscal year ended September 30, 2002. That increase is primarily attributable to an $8.9 million increase in gain on sale of loans as loan sales and the net margins earned increased over fiscal year 2002, coupled with an increase of $480,000 in service fees and charges on loans and deposits. Offsetting those improvements were a $163,000 reduction in gain on sale of investment securities, a decrease in other income of $43,000, and an increase in loss on sale of other real estate owned of $24,000 from fiscal year 2002.

Noninterest expense increased $2.7 million, or 61 percent, to $7.1 million for the three months ended September 30, 2003, from the comparable period one year ago. The increase was primarily attributable to a $2.5 million increase in expense at the Bank's mortgage banking subsidiary as a result of increased loan origination and sales activity. While the increase of $226,000 in noninterest expense at the Bank was distributed over various noninterest expense categories, the increase at the mortgage banking subsidiary was primarily in compensation, other operating expense and advertising of $2.0 million, $227,000, and $125,000, respectively.

Noninterest expense for the fiscal year ended September 30, 2003, amounted to $23.7 million, an increase of $7.9 million or 50 percent from the $15.8 million incurred in the fiscal year ended September 30, 2002. The increase was primarily attributable to a $6.8 million increase from the comparable period one year ago at the Bank's mortgage banking subsidiary as a result of increased lending activity. The increase in the Bank's noninterest expense of $1.0 million was a result of the Bank's continued growth. While the Bank's increase in noninterest expense was distributed over various categories, the increase in noninterest expense at Greater Atlantic Mortgage Corporation level was primarily in compensation, other operating expense and advertising.

Non-performing assets were $1.4 million at September 30, 2003, or .28 percent of total assets, compared to $454,000 or .09 percent of total assets at September 30, 2002. The $964,000 increase in non-performing asset is primarily related to a previously noted commercial business loan with an outstanding balance of $745,000 as of September 30, 2003. The primary reason the Bank decreased its provision for loan losses by $352,000 over the comparable three month period ended September 30, 2002 and by $112,000 over the comparable fiscal year was due in part to the fact that the Bank no longer had to make a specific provision for this one credit.

At September 30, 2003, Greater Atlantic Financial Corp. had total assets of $499 million, a decrease of $4 million from the $503 million recorded at the close of the comparable period one year ago. Loans receivable at September 30, 2003, amounted to $242 million, a decrease of $6 million held at September 30, 2002. Deposits amounted to $298 million at September 30, 2003 an increase of $16 million from the $282 million held one year ago. Stockholders' equity at September 30, 2003 amounted to $23 million or $7.62 per share. Notwithstanding net earnings of $2.3 million for the fiscal year ended September 30, 2003, or $.75 per share, book value per share increased $.85 per share as accumulated other comprehensive income increased by $286,000 from the prior fiscal year. The increase in accumulated other comprehensive income was due to an increase in the market value of the Bank's cash flow hedges, net of applicable federal and state taxes, for its interest rate swaps and cap agreements of $359,000, offset in part

11/07/03                Greater Atlantic Financial Corp.             Page 3 of 7


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by an $89,000 increase in unrealized losses related to outstanding mortgage loan hedges, coupled with a $16,000 improvement in unrealized gain on investment securities available-for-sale.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's independent wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through nine branches located in Washington, D.C., Rockville and Pasadena, Maryland, and Front Royal, New Market, South Riding, Sterling, Reston and Winchester, Virginia.




         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; THE COMPANY'S ABILITY TO REMEDY ANY COMPUTER MALFUNCTIONS THAT MAY RESULT FROM THE ADVENT OF THE YEAR 2000; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.







11/07/03                Greater Atlantic Financial Corp.             Page 4 of 7


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

                                         GREATER ATLANTIC FINANCIAL CORP.
                                             FOURTH QUARTER RESULTS
                                                  (NASDAQ:GAFC)
                                   (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                              At or for the                  At or for the
                                                           Three Months Ended                Years Ended
                                                              September 30,                  September 30,
                                                    ------------------------------ -----------------------------
CONSOLIDATED STATEMENT OPERATIONS                         2003            2002           2003           2002
                                                    --------------- -------------- --------------- --------------

INTEREST INCOME
  Loans                                                    $ 3,468   $     3,830    $    14,369     $    14,039
  Investments                                                1,502         2,037          6,618           7,743
                                                    --------------- -------------- --------------- --------------
TOTAL INTEREST INCOME                                        4,970         5,867         20,987          21,782


INTEREST EXPENSE
  Deposits                                                   1,533         1,845          6,673           8,308
  Borrowed money                                             1,623         1,839          6,376           5,427
                                                    --------------- -------------- --------------- --------------
TOTAL INTEREST EXPENSE                                       3,156         3,684         13,049          13,735
                                                    --------------- -------------- --------------- --------------

NET INTEREST INCOME                                          1,814         2,183          7,938           8,047
PROVISION FOR LOAN LOSSES                                       76           428            855             968
                                                    --------------- -------------- --------------- --------------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                                1,738         1,755          7,083           7,079

NONINTEREST INCOME
  Gain on sale of loans                                      6,046         2,679         17,373           8,432
  Fees and service charges                                     358           292          1,475             996
  Gain on sale of investment securities                          -            48             35             198
  Loss on sale of real estate owned                            (15)            -            (24)              -
  Other operating income                                         7            59             21              64
                                                    --------------- -------------- --------------- --------------
TOTAL NONINTEREST INCOME                                     6,396         3,078         18,880           9,690


NONINTEREST EXPENSE
  Compensation and employee benefits                         4,301         2,323         13,706           7,898
  Occupancy                                                    496           469          1,963           1,788
  Professional services                                        483           256          1,329             782
  Advertising                                                  286           142          1,072             779
  Deposit insurance premium                                     12            11             46              43
  Furniture, fixtures and equipment                            250           254          1,069             875
  Data processing                                              350           289          1,317           1,134
  Provision for loss on real estate owned                        -             -              -               -
  Other real estate owned expenses                               -             -              5               -
  Other operating                                              918           667          3,204           2,540
                                                    --------------- -------------- --------------- --------------
TOTAL NONINTEREST EXPENSE                                    7,096         4,411         23,711          15,839
                                                    --------------- -------------- --------------- --------------

Income before income tax provision                           1,038           422          2,252             930
Income tax (benefit) provision                                   -           (12)             -               -
                                                    --------------- -------------- --------------- --------------

NET EARNINGS                                               $ 1,038   $       434    $     2,252     $       930
                                                    =============== ============== =============== ==============

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


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


                                      GREATER ATLANTIC FINANCIAL CORP.
                                           FOURTH QUARTER RESULTS
                                               (NASDAQ:GAFC)
                             (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                At or for the                At or for the
                                                              Three Months Ended              Years Ended
                                                                 September 30,                September 30,
                                                       ------------------------------ ------------------------------
                                                             2003           2002            2003           2002
                                                      --------------- -------------- --------------- ---------------
PER SHARE DATA:
Net income
    Basic                                               $    0.34      $    0.14        $    0.75       $    0.31
    Diluted                                                  0.26           0.12             0.60            0.31
Book value                                              $    7.62      $    6.77        $    7.62       $    6.77
Weighted average shares outstanding
    Basic                                               3,012,434      3,012,434        3,012,434       3,010,420
    Diluted                                             4,417,425      4,407,729        4,413,462       3,718,194


AVERAGE FINANCIAL CONDITION DATA:
Total assets                                            $ 525,250      $ 521,807        $ 510,684        $449,941
Investment securities                                     156,339        170,871          161,161         155,350
Mortgage-backed securities                                 69,611         53,348           51,046          39,320
Total loans receivable, net                               281,387        281,295          281,574         239,342
Total deposits                                            292,352        254,857          279,469         243,120
Total stockholders' equity                                 22,039         20,929           21,145          21,308

SELECTED FINANCIAL RATIOS(1)
Return on average assets                                    0.79%          0.33%            0.44%           0.21%
Return on average equity                                   18.84%          8.29%           10.65%           4.36%
Yield on earning assets                                     3.92%          4.64%            4.25%           5.02%
Cost of funds                                               2.62%          3.09%            2.78%           3.34%
Net interest rate spread                                    1.30%          1.55%            1.47%           1.68%
Net interest rate margin                                    1.43%          1.73%            1.61%           1.85%






11/07/03                Greater Atlantic Financial Corp.             Page 6 of 7



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



                             GREATER ATLANTIC FINANCIAL CORP
                                  FOURTH QUARTER RESULTS
                                      (NASDAQ:GAFC)
                      (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                           At or for the
                                                                                            Years Ended
                                                                                            September 30,
                                                                                   ------------------------------
                                                                                         2003            2002
                                                                                   --------------- --------------


FINANCIAL CONDITION DATA:
Total assets                                                                        $   499,354      $  502,678
Total loans receivable, net                                                             242,253         248,176
Mortgage-loans held for sale                                                              6,554          14,458
Investments                                                                             142,162         163,787
Mortgage-backed securities                                                               86,735          52,137
Total deposits                                                                          297,876         281,877
FHLB advances                                                                            86,800          96,500
Other borrowings                                                                         77,835          91,011
Convertible preferred securities                                                          9,359           9,346
Total stockholders' equity                                                               22,941          20,403

ASSET QUALITY DATA:
Non-performing assets to total assets                                                     0.28%           0.09%
Non-performing loans to total loans                                                       0.57%           0.18%
Net charge-offs to average total loans                                                    0.36%           0.03%
Allowance for loan losses to:
    Total loans                                                                           0.62%           0.66%
    Non-performing loans                                                                109.31%         374.23%
Non-performing loans                                                                $     1,418     $       454
Non-performing assets                                                               $     1,418     $       454
Allowance for loan losses                                                           $     1,550     $     1,699

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                                                            6.56%           5.88%
Tier 1 risk-based capital ratio                                                          13.91%          13.12%
Total risk-based capital ratio                                                           14.52%          13.87%



11/07/03                Greater Atlantic Financial Corp.             Page 7 of 7
